Exhibit 99.1

Contact:	Wallace R. Cooney		For Immediate Release
	(703) 345-6470		February 25, 2019

GRAHAM HOLDINGS COMPANY REPORTS
2018 AND FOURTH QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $271.2 million ($50.20 per share) for the year ended December 31, 2018, compared to $302.0 million ($53.89 per share) for the year ended December 31, 2017. For the fourth quarter of 2018, the Company reported net income attributable to common shares of $56.7 million ($10.61 per share), compared to $214.2 million ($38.52 per share) for the same period of 2017. The Company’s results for 2017 and the fourth quarter of 2017 include a significant net deferred income tax benefit related to the Tax Cuts and Jobs Act legislation enacted in December 2017.
The results for 2018 and 2017 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $255.0 million ($47.23 per share) for 2018, compared to $128.6 million ($22.93 per share) for 2017. Excluding these items, net income attributable to common shares was $75.6 million ($14.18 per share) for the fourth quarter of 2018, compared to $43.2 million ($7.77 per share) for the fourth quarter of 2017. (Refer to the Non-GAAP Financial Information schedule attached to this release for additional details.)
Items included in the Company’s net income for 2018 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•	a $7.9 million intangible asset impairment charge at the healthcare business (after-tax impact of $5.8 million, or $1.08 per share);

•
a $3.9 million reduction to operating expenses from property, plant and equipment gains in connection with the spectrum repacking mandate of the FCC (after-tax impact of $3.0 million, or $0.55 per share); $1.8 million of these gains were recorded in the fourth quarter (after-tax impact of $1.4 million, or $0.26 per share);

•	$6.2 million in interest expense related to the settlement of a mandatorily redeemable noncontrolling interest ($1.14 per share);

•	$11.4 million in debt extinguishment costs (after-tax impact of $8.6 million, or $1.60 per share);

•
a $30.3 million fourth quarter settlement gain related to a bulk lump sum pension offering and curtailment gain related to changes in the Company’s postretirement healthcare benefit plan (after-tax amount of $22.2 million, or $4.11 per share);

•
$15.8 million in net losses on marketable equity securities (after-tax impact of $12.6 million, or $2.33 per share); $44.1 million of these losses were recorded in the fourth quarter (after-tax impact of $33.6 million, or $6.28 per share);

•
non-operating gain, net, of $6.7 million from sales, write-ups and impairments of cost method and equity method investments, and related to sales of land and businesses, including guarantor lease obligations (after-tax impact of $5.7 million, or $1.03 per share); $10.3 million in net losses were recorded in the fourth quarter (after-tax impact of $7.7 million, or $1.43 per share);

•	a $4.3 million gain on the Kaplan University Transaction (after-tax impact of $1.8 million or $0.33 per share);

•
$3.8 million in non-operating foreign currency losses (after-tax impact of $2.9 million, or $0.54 per share); $1.6 million in losses were recorded in the fourth quarter (after-tax impact of $1.2 million or $0.23 per share);

•	a nonrecurring discrete $17.8 million deferred state tax benefit related to the release of valuation allowances ($3.31 per share); and

•	$1.8 million in income tax benefits related to stock compensation ($0.33 per share).

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Items included in the Company’s net income for 2017 are listed below, and fourth quarter activity, if any, is highlighted for each item:

•
$10.0 million in restructuring and non-operating Separation Incentive Program charges at the education division (after-tax impact of $6.3 million, or $1.12 per share); $7.2 million of these charges were recorded in the fourth quarter (after-tax impact of $4.5 million, or $0.81 per share);

•	a $9.2 million goodwill and other long-lived asset impairment charge at one of the manufacturing businesses (after-tax impact of $5.8 million, or $1.03 per share);

•
$3.3 million in non-operating foreign currency gains (after-tax impact of $2.1 million or $0.37 per share); $3.3 million in losses were recorded in the fourth quarter (after-tax impact of $2.1 million or $0.37 per share);

•	$177.5 million in fourth quarter net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act in December 2017 ($31.68 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Revenue for 2018 was $2,696.0 million, up 4% from $2,591.8 million in 2017. Revenues increased at the television broadcasting and manufacturing divisions, offset by a decline at the education division. The Company reported operating income for 2018 of $246.2 million, an increase of 80%, from $136.4 million in 2017. Operating results improved at most of the Company’s divisions in 2018.
For the fourth quarter of 2018, revenue was $689.1 million, up 2% from $675.8 million in 2017. Revenues increased at the television broadcasting division and other businesses, offset by a decline at the education division. The Company reported operating income of $75.6 million in the fourth quarter of 2018, compared to $49.5 million in 2017, largely due to improved results at the television broadcasting division.
On April 27, 2017, certain subsidiaries of Kaplan, Inc. (Kaplan), a subsidiary of Graham Holdings Company entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute the institutional assets and operations of Kaplan University (KU) to an Indiana non-profit, public-benefit corporation that is a subsidiary affiliated with Purdue University (Purdue). The closing of the transactions contemplated by the Transfer Agreement occurred on March 22, 2018. At the same time, the parties entered into a Transition and Operations Support Agreement (TOSA) pursuant to which Kaplan provides key non-academic operations support to the new university. The new university operates largely online as an Indiana public university affiliated with Purdue under the name Purdue University Global (Purdue Global).
Division Results
Education
Education division revenue in 2018 totaled $1,451.0 million, down 4% from $1,516.8 million in 2017. For the fourth quarter of 2018, education division revenue totaled $346.9 million, down 9% from $380.6 million for the same period of 2017.
Kaplan reported operating income of $97.1 million for 2018, a 25% increase from $77.7 million in 2017; Kaplan reported operating income for the fourth quarter of 2018 of $14.6 million, a 31% decrease from $21.1 million in the fourth quarter of 2017. In 2018, operating results increased at Kaplan International, Kaplan Test Preparation and Kaplan Professional (U.S.), partially offset by decreased results at Higher Education.
In recent years, Kaplan has formulated and implemented restructuring plans at its various businesses that have resulted in restructuring costs, with the objective of establishing lower cost levels in future periods. There were no significant restructuring charges during 2018. Across all businesses, restructuring costs totaled $9.1 million in 2017 and $6.3 million in the fourth quarter of 2017.
As a result of the KU Transaction that closed on March 22, 2018, the Company has revised the financial reporting for its education division to provide operating results for Higher Education and Professional (U.S.).

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A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(in thousands)	2018	2017	% Change	2018	2017	% Change
Revenue
Kaplan international	$184,429	$190,431	(3)	$719,982	$697,999	3
Higher education	67,005	103,264	(35)	342,085	431,425	(21)
Test preparation	60,598	60,320	0	256,102	273,298	(6)
Professional (U.S.)	35,472	27,027	31	134,187	115,839	16
Kaplan corporate and other	272	174	56	1,142	294	—
Intersegment elimination	(866)	(641)	—	(2,483)	(2,079)	—
	$346,910	$380,575	(9)	$1,451,015	$1,516,776	(4)
Operating Income (Loss)
Kaplan international	$17,349	$22,614	(23)	$70,315	$51,623	36
Higher education	(3,399)	(360)	—	15,217	16,719	(9)
Test preparation	1,883	1,300	45	19,096	11,507	66
Professional (U.S.)	7,745	5,513	40	28,608	27,558	4
Kaplan corporate and other	(5,086)	(6,760)	25	(26,702)	(24,701)	(8)
Amortization of intangible assets	(3,868)	(1,364)	—	(9,362)	(5,162)	(81)
Intersegment elimination	(4)	179	—	(36)	143	—
	$14,620	$21,122	(31)	$97,136	$77,687	25
Kaplan International includes English-language programs and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue increased 3% in 2018, and on a constant currency basis, revenue increased 1%, primarily due to growth in Pathways enrollments. Revenue declined 3% in the fourth quarter of 2018; however, on a constant currency basis, revenue remained flat. Kaplan International operating income increased 36% in 2018, due largely to improved results at English-language, Pathways and UK Professional. Operating income decreased 23% in the fourth quarter of 2018 due to a decline in results in Singapore and increased incentive compensation costs, offset by improved English-language results. Restructuring costs at Kaplan International totaled $2.9 million in 2017.
Prior to the KU Transaction closing on March 22, 2018, Higher Education included Kaplan’s domestic postsecondary education business, made up of fixed-facility colleges and online postsecondary and career programs. Following the KU Transaction closing, the Higher Education division includes the results as a service provider to higher education institutions.
In 2018 and the fourth quarter of 2018, Higher Education revenue declined 21% and 35%, respectively, due largely to the sale of KU on March 22, 2018 and fewer average enrollments at KU prior to the sale. The Company recorded $16.8 million of service fee with Purdue Global in its Higher Education operating results in 2018, based on an assessment of its collectability under the TOSA; no service fee with Purdue Global was recorded in the fourth quarter of 2018. Each quarter, the Company assesses the collectability of the service fee with Purdue Global to make a determination as to whether to record all or part of the service fee and whether to make adjustments to service fee amounts recognized in earlier periods. Additionally, Higher Education reported losses in the fourth quarter of 2018 related to costs incurred that are not reimbursable under the TOSA. Restructuring costs at Higher Education were $1.4 million and $0.8 million for 2017 and the fourth quarter of 2017, respectively.
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. In September 2018, KTP acquired the test preparation and study guide assets of Barron’s Educational Series, a New York-based education publishing company. KTP revenue declined 6% in 2018 due to reduced demand for classroom-based offerings, and the disposition of Dev Bootcamp, which made up the majority of KTP’s new economy skills training programs, offset in part by growth in online-based programs. Revenues were flat for the fourth quarter of 2018. Excluding revenues from the Barron’s acquisition, revenues were down 5% for the fourth quarter of 2018, due to declines in demand for classroom-based offerings, offset in part by growth in online-based programs. KTP operating results improved in 2018 due primarily to decreased losses from the new economy skills training programs. Operating losses for the new economy skills training programs were $3.6 million and $16.7 million for 2018 and 2017, respectively, including restructuring costs incurred in connection with the closing of Dev Bootcamp that was completed in the second half of 2017. Operating losses from the new economy skills training programs were $0.8 million and $5.5 million for the fourth quarter of 2018 and 2017, respectively. Excluding losses from the new economy skills training programs, KTP operating results were down in 2018, due primarily to revenue declines for classroom-based offerings.
Kaplan Professional (U.S.) includes the domestic professional and other continuing education businesses. In 2018 and the fourth quarter of 2018, Kaplan Professional (U.S.) revenue was up 16% and 31%, respectively, due primarily to the May 2018 acquisition of Professional Publications, Inc. (PPI), an independent publisher of professional licensing exam review materials that provides engineering, surveying, architecture, and interior design licensure exam review products, and the July 2018 acquisition of College for Financial Planning (CFFP), a provider of financial education and training to individuals through programs of study for professionals pursuing a career in

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Financial Planning. Kaplan Professional (U.S.) operating results improved 4% in 2018, due mostly to income from PPI and CFFP, offset by increased spending on sales, marketing and technology. Kaplan Professional (U.S.) operating results improved 40% in the fourth quarter of 2018, due mostly to a delay in the CFA exam and registration dates in 2018.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
Television Broadcasting
Revenue at the television broadcasting division increased 23% to $505.5 million in 2018, from $409.9 million in 2017. The revenue increase is due to a $64.9 million increase in political advertising revenue, $38.0 million in higher retransmission revenues, $8.6 million in 2018 incremental winter Olympics-related advertising revenue at the Company’s NBC stations, and the adverse impact from hurricanes Harvey and Irma in the third quarter of 2017. Operating income for 2018 was up 51% to $210.5 million, from $139.3 million in 2017, due to higher revenues.
For the fourth quarter of 2018, revenue increased 37% to $152.6 million, from $111.0 million in 2017. The revenue increase is due to a $38.0 million increase in political advertising revenue and $10.9 million in higher retransmission revenues. Operating income for the fourth quarter of 2018 was up 86% to $73.4 million, from $39.5 million in the same period of 2017, due to higher revenues.
In 2018 and the fourth quarter of 2018, the television broadcasting division recorded $3.9 million and $1.8 million, respectively, in reductions to operating expenses related to non-cash property, plant and equipment gains due to new equipment received at no cost in connection with the spectrum repacking mandate of the FCC.
Manufacturing
Manufacturing includes four businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a manufacturer of screw jacks and other linear motion systems; Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and Hoover Treated Wood Products, Inc., a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications that the Company acquired in April 2017. In July 2018, Dekko acquired Furnlite, Inc., a Fallston, NC-based manufacturer of power and data solutions for the hospitality and residential furniture industries.
Manufacturing revenues and operating income increased in 2018 due largely to the Hoover acquisition. Also, in the second quarter of 2017, the Company recorded a $9.2 million goodwill and other long-lived asset impairment charge at Forney, due to lower than expected revenues resulting from sluggish overall demand for its energy products. Manufacturing operating income declined in the fourth quarter of 2018 due largely to a decline at Hoover. While Hoover holds inventory for relatively short periods, wood prices declined on a consistent basis in the second half of 2018, resulting in losses on inventory sales.
Healthcare
Graham Healthcare Group (GHG) provides home health and hospice services in three states. At the end of June 2017, GHG acquired Hometown Home Health and Hospice, a Lapeer, MI-based healthcare services provider. Healthcare revenues declined 3% in 2018, primarily due to a new management services agreement (MSA) with one of GHG’s joint ventures that was effective in the third quarter of 2018. In the third quarter of 2018, GHG recorded a $7.9 million intangible asset impairment charge related to the Celtic trademark, which was phased out in the second half of 2018. The decline in GHG operating results in 2018 is due to the intangible asset impairment charge and a decline in results from the MSA with one of GHG’s joint ventures, offset by lower bad debt expense and overall cost reductions.
SocialCode
SocialCode is a provider of marketing solutions on social, mobile and video platforms. In the third quarter of 2018, SocialCode acquired Marketplace Strategy, a Cleveland-based Amazon sales acceleration agency. SocialCode revenue decreased 5% in 2018 and 16% in the fourth quarter of 2018, resulting from declines in digital advertising service revenues, partly due to a transition from agency-based clients to direct-relationship clients. SocialCode reported an operating loss of $1.1 million and $0.7 million in 2018 and the fourth quarter of 2018, respectively, compared to an operating loss of $3.7 million and operating income of $4.5 million in 2017 and the fourth quarter of 2017, respectively. SocialCode’s operating results included a credit of $7.1 million and expense of $0.1 million related to phantom equity plans in 2018 and the fourth quarter of 2018, respectively; whereas 2017 results included expense of $1.4 million and $0.2 million related to phantom equity plans in 2017 and the fourth quarter of 2017, respectively. Excluding the amounts related to phantom equity plans for the relevant periods, SocialCode results are down in 2018, largely due to revenue declines.

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Other Businesses
Other businesses include Slate and Foreign Policy, which publish online and print magazines and websites; and three investment stage businesses, Panoply, Pinna and CyberVista. Revenues increased 26% in 2018 and 80% for the fourth quarter of 2018, largely due to growth at Panoply. Losses from each of these businesses in 2018 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings (Losses) of Affiliates
At December 31, 2018, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. During 2017, the Company acquired an approximate 11% interest in Intersection Holdings, LLC, a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. In the third quarter of 2018, the Company recorded $7.9 million in gains in earnings of affiliates related to two of its investments. In total, the Company recorded equity in earnings of affiliates of $14.5 million for 2018, compared to losses of $3.2 million in 2017.
Net Interest Expense, Debt Extinguishment Costs and Related Balances
On May 30, 2018, the Company issued $400 million of 5.75% unsecured eight-year fixed-rate notes due June 1, 2026. Interest is payable semi-annually on June 1 and December 1. On June 29, 2018, the Company used the net proceeds from the sale of the notes and other cash to repay $400 million of 7.25% notes that were due February 1, 2019. The Company incurred $11.4 million in debt extinguishment costs related to the early termination of the 7.25% notes.
The Company incurred net interest expense of $32.5 million in 2018, compared to $27.3 million in 2017; net interest expense totaled $5.1 million and $4.9 million for the fourth quarters of 2018 and 2017, respectively. The Company incurred $6.2 million in interest expense related to the mandatorily redeemable noncontrolling interest at GHG settled in the second quarter of 2018.
At December 31, 2018, the Company had $477.1 million in borrowings outstanding at an average interest rate of 5.1%, and cash, marketable securities and other investments of $778.7 million. At December 31, 2017, the Company had $493.3 million in borrowings outstanding at an average interest rate of 6.3%, and cash, marketable securities and other investments of $964.7 million.
Non-Operating Pension and Postretirement Benefit Income, Net

In the first quarter of 2018, the Company adopted new accounting guidance that changes the income statement classification of net periodic pension and postretirement pension cost. Under the new guidance, service cost is included in operating income, while the other components (including expected return on assets) are included in non-operating income. The new guidance was required to be applied retroactively, with prior period financial information revised to reflect the reclassification. From a segment reporting perspective, this change had a significant impact on Corporate office reporting, with minimal impact on the television broadcasting and Kaplan corporate reporting.
In the fourth quarter of 2018, the Company recorded a $26.9 million gain related to a bulk lump sum pension program offering. Also in the fourth quarter of 2018, the Company made changes to its postretirement healthcare benefit plan, resulting in a $3.4 million curtailment gain. In total, the Company recorded net non-operating pension and postretirement benefit income of $120.5 million in 2018, compared to $72.7 million in 2017. The Company recorded $53.9 million for the fourth quarter of 2018, compared to $17.7 million for the fourth quarter of 2017.
Loss on Marketable Equity Securities, Net
In the first quarter of 2018, the Company adopted new guidance that requires changes in the fair value of marketable equity securities to be included in non-operating income (expense) on a prospective basis. Overall, the Company recognized $15.8 million in net losses on marketable equity securities in 2018 and $44.1 million in net losses in the fourth quarter of 2018.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $2.1 million in 2018, compared to $4.2 million in 2017. The 2018 non-operating income, net, included $11.7 million in fair value increases on cost method

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investments; $8.2 million in net gains related to sales of businesses and contingent consideration; a $2.8 million gain on sale of a cost method investment; a $2.5 million gain on sale of land and other items, partially offset by $17.5 million in losses on guarantor lease obligations in connection with the 2015 sale of the KHE Campuses businesses; $3.8 million in foreign currency losses; and $2.7 million in impairments on cost method investments. The 2017 non-operating income, net, included $3.3 million in foreign currency gains and other items.
For the fourth quarter of 2018, the Company recorded other non-operating expense, net, of $12.6 million, compared to $2.6 million for the fourth quarter of 2017. The 2018 non-operating expense, net, included $13.3 million in losses on guarantor lease obligations in connection with the 2015 sale of the KHE Campuses businesses and $1.6 million in foreign currency losses and other items; partially offset by a $3.2 million fair value increase on cost method investments. The fourth quarter of 2017 non-operating expense, net, included $3.3 million in foreign currency losses offset by other items.
Provision for (Benefit From) Income Taxes
The Company’s effective tax rate for 2018 was 16.1%. In the third quarter of 2018, the Company recorded a $17.8 million deferred state tax benefit related to the release of valuation allowances. Excluding this $17.8 million benefit and a $1.8 million income tax benefit related to stock compensation, the overall income tax rate for 2018 was 22.2%. The Tax Cuts and Jobs Act was enacted in December 2017, which included lowering the federal corporate income tax rate from 35% to 21%.
The Company reported an income tax benefit of $119.7 million for 2017, which was significantly impacted by the enactment of the Tax Cuts and Jobs Act in December 2017. Overall, the Company recorded a $177.5 million net deferred tax benefit in the fourth quarter of 2017 as a result of enactment of this legislation, due largely to the revaluation of the Company’s U.S. deferred tax assets and liabilities to the lower federal tax rate and a significant reduction in the amount of deferred taxes previously provided on undistributed earnings of investments in non-U.S. subsidiaries. In the first quarter of 2017, the Company recorded a $5.9 million income tax benefit related to the vesting of restricted stock awards in connection with the adoption of a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding the effect of these items, the effective tax rate for 2017 was 34.9%.
Earnings Per Share
The calculation of diluted earnings per share for 2018 and the fourth quarter of 2018 was based on 5,369,611 and 5,308,710 weighted average shares, respectively, compared to 5,552,163 and 5,508,530 weighted average shares, respectively, for 2017 and the fourth quarter of 2017. At December 31, 2018, there were 5,300,959 shares outstanding. On November 9, 2017, the Board of Directors authorized the Company to acquire up to 500,000 shares of Class B common stock; the Company has remaining authorization for 273,655 shares as of December 31, 2018.
Adoption of Revenue Recognition Standard
On January 1, 2018, the Company adopted the new revenue recognition guidance using the modified retrospective approach. In connection with the KU Transaction, Kaplan recognized $4.5 million in service fee revenue and operating income in the third quarter of 2018. Under the previous guidance, this would not have been recognized, as a determination would not have been made until the end of Purdue Global’s fiscal year (June 30, 2019). If the company applied the accounting policies under the previous guidance for all other revenue streams, revenue and operating expenses would have been $1.7 million and $0.6 million lower, respectively, for 2018.
Forward-Looking Statements
This report contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31%
(in thousands, except per share amounts)	2018	2017	Change
Operating revenues	$689,087	$675,817	2
Operating expenses	585,330	597,399	(2)
Depreciation of property, plant and equipment	14,813	15,984	(7)
Amortization of intangible assets	13,362	12,897	4
Impairment of goodwill and other long-lived assets	—	78	—
Operating income	75,582	49,459	53
Equity in earnings (losses) of affiliates, net	1,426	(4,697)	—
Interest income	1,469	3,184	(54)
Interest expense	(6,531)	(8,103)	(19)
Non-operating pension and postretirement benefit income, net	53,900	17,657	—
Loss on marketable equity securities, net	(44,149)	—	—
Other expense, net	(12,559)	(2,640)	—
Income from operations before income taxes	69,138	54,860	26
Provision for (Benefit from) income taxes	12,400	(159,700)	—
Net income	56,738	214,560	(74)
Net income attributable to noncontrolling interests	(53)	(382)	(86)
Net Income Attributable to Graham Holdings Company Common Stockholders	$56,685	$214,178	(74)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$10.69	$38.76	(72)
Basic average number of common shares outstanding	5,270	5,473
Diluted net income per common share	$10.61	$38.52	(72)
Diluted average number of common shares outstanding	5,309	5,509

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Twelve Months Ended
	December 31%
(in thousands, except per share amounts)	2018	2017	Change
Operating revenues	$2,695,966	$2,591,846	4
Operating expenses	2,337,560	2,342,133	0
Depreciation of property, plant and equipment	56,722	62,509	(9)
Amortization of intangible assets	47,414	41,187	15
Impairment of intangible and other long-lived assets	8,109	9,614	(16)
Operating income	246,161	136,403	80
Equity in earnings (losses) of affiliates, net	14,473	(3,249)	—
Interest income	5,353	6,581	(19)
Interest expense	(37,902)	(33,886)	12
Debt extinguishment costs	(11,378)	—	—
Non-operating pension and postretirement benefit income, net	120,541	72,699	66
Loss on marketable equity securities, net	(15,843)	—	—
Other income, net	2,103	4,241	(50)
Income from operations before income taxes	323,508	182,789	77
Provision for (Benefit from) income taxes	52,100	(119,700)	—
Net income	271,408	302,489	(10)
Net income attributable to noncontrolling interests	(202)	(445)	(55)
Net Income Attributable to Graham Holdings Company Common Stockholders	$271,206	$302,044	(10)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$50.55	$54.24	(7)
Basic average number of common shares outstanding	5,333	5,516
Diluted net income per common share	$50.20	$53.89	(7)
Diluted average number of common shares outstanding	5,370	5,552

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2018	2017	Change	2018	2017	Change
Operating Revenues
Education	$346,910	$380,575	(9)	$1,451,015	$1,516,776	(4)
Television broadcasting	152,647	111,023	37	505,549	409,916	23
Manufacturing	117,723	116,029	1	487,619	414,193	18
Healthcare	37,960	38,610	(2)	149,275	154,202	(3)
SocialCode	16,878	20,151	(16)	58,728	62,077	(5)
Other businesses	17,024	9,480	80	43,880	34,733	26
Corporate office	—	—	—	—	—	—
Intersegment elimination	(55)	(51)	—	(100)	(51)	—
	$689,087	$675,817	2	$2,695,966	$2,591,846	4
Operating Expenses
Education	$332,290	$359,453	(8)	$1,353,879	$1,439,089	(6)
Television broadcasting	79,227	71,487	11	295,016	270,658	9
Manufacturing	111,311	107,285	4	458,768	399,246	15
Healthcare	37,032	41,557	(11)	157,676	156,771	1
SocialCode	17,560	15,673	12	59,809	65,751	(9)
Other businesses	22,864	16,004	43	71,896	65,269	10
Corporate office	13,276	14,950	(11)	52,861	58,710	(10)
Intersegment elimination	(55)	(51)	—	(100)	(51)	—
	$613,505	$626,358	(2)	$2,449,805	$2,455,443	0
Operating Income (Loss)
Education	$14,620	$21,122	(31)	$97,136	$77,687	25
Television broadcasting	73,420	39,536	86	210,533	139,258	51
Manufacturing	6,412	8,744	(27)	28,851	14,947	93
Healthcare	928	(2,947)	—	(8,401)	(2,569)	—
SocialCode	(682)	4,478	—	(1,081)	(3,674)	71
Other businesses	(5,840)	(6,524)	10	(28,016)	(30,536)	8
Corporate office	(13,276)	(14,950)	11	(52,861)	(58,710)	10
	$75,582	$49,459	53	$246,161	$136,403	80
Depreciation
Education	$6,969	$7,912	(12)	$28,099	$32,906	(15)
Television broadcasting	3,961	3,476	14	13,204	12,179	8
Manufacturing	2,400	2,544	(6)	9,515	9,173	4
Healthcare	629	1,154	(45)	2,577	4,583	(44)
SocialCode	177	251	(29)	797	1,004	(21)
Other businesses	428	389	10	1,523	1,546	(1)
Corporate office	249	258	(3)	1,007	1,118	(10)
	$14,813	$15,984	(7)	$56,722	$62,509	(9)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$3,868	$1,364	—	$9,362	$5,162	81
Television broadcasting	1,408	3,406	(59)	5,632	6,349	(11)
Manufacturing	6,530	5,935	10	24,746	31,052	(20)
Healthcare	1,399	2,187	(36)	14,855	7,905	88
SocialCode	157	83	89	928	333	—
Other businesses	—	—	—	—	—	—
Corporate office	—	—	—	—	—	—
	$13,362	$12,975	3	$55,523	$50,801	9
Pension Expense (Credit)
Education	$2,104	$2,431	(13)	$8,753	$9,720	(10)
Television broadcasting	550	485	13	2,188	1,942	13
Manufacturing	18	17	6	72	79	(9)
Healthcare	143	167	(14)	573	665	(14)
SocialCode	181	148	22	723	593	22
Other businesses	161	117	38	578	453	28
Corporate office	1,334	1,226	9	5,334	5,235	2
	$4,491	$4,591	(2)	$18,221	$18,687	(2)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31%			December 31%
(in thousands)	2018	2017	Change	2018	2017	Change
Operating Revenues
Kaplan international	$184,429	$190,431	(3)	$719,982	$697,999	3
Higher education	67,005	103,264	(35)	342,085	431,425	(21)
Test preparation	60,598	60,320	0	256,102	273,298	(6)
Professional (U.S.)	35,472	27,027	31	134,187	115,839	16
Kaplan corporate and other	272	174	56	1,142	294	—
Intersegment elimination	(866)	(641)	—	(2,483)	(2,079)	—
	$346,910	$380,575	(9)	$1,451,015	$1,516,776	(4)
Operating Expenses
Kaplan international	$167,080	$167,817	0	$649,667	$646,376	1
Higher education	70,404	103,624	(32)	326,868	414,706	(21)
Test preparation	58,715	59,020	(1)	237,006	261,791	(9)
Professional (U.S.)	27,727	21,514	29	105,579	88,281	20
Kaplan corporate and other	5,358	6,934	(23)	27,844	24,995	11
Amortization of intangible assets	3,868	1,364	—	9,362	5,162	81
Intersegment elimination	(862)	(820)	—	(2,447)	(2,222)	—
	$332,290	$359,453	(8)	$1,353,879	$1,439,089	(6)
Operating Income (Loss)
Kaplan international	$17,349	$22,614	(23)	$70,315	$51,623	36
Higher education	(3,399)	(360)	—	15,217	16,719	(9)
Test preparation	1,883	1,300	45	19,096	11,507	66
Professional (U.S.)	7,745	5,513	40	28,608	27,558	4
Kaplan corporate and other	(5,086)	(6,760)	25	(26,702)	(24,701)	(8)
Amortization of intangible assets	(3,868)	(1,364)	—	(9,362)	(5,162)	(81)
Intersegment elimination	(4)	179	—	(36)	143	—
	$14,620	$21,122	(31)	$97,136	$77,687	25
Depreciation
Kaplan international	$4,258	$3,821	11	$15,755	$14,892	6
Higher education	779	1,975	(61)	4,826	9,117	(47)
Test preparation	957	1,206	(21)	3,941	5,286	(25)
Professional (U.S.)	925	735	26	3,096	3,041	2
Kaplan corporate and other	50	175	(71)	481	570	(16)
	$6,969	$7,912	(12)	$28,099	$32,906	(15)
Pension Expense
Kaplan international	$65	$66	(2)	$298	$264	13
Higher education	1,050	1,318	(20)	4,310	5,269	(18)
Test preparation	576	689	(16)	2,611	2,755	(5)
Professional (U.S.)	291	228	28	1,162	913	27
Kaplan corporate and other	122	130	(6)	372	519	(28)
	$2,104	$2,431	(13)	$8,753	$9,720	(10)

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income excluding certain items described below reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

•	the ability to identify trends in the Company’s underlying business; and

•	a better understanding of how management plans and measures the Company’s underlying business.
Net income excluding certain items should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended December 31
	2018			2017
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$69,138	$12,400	$56,738	$54,860	$(159,700)	$214,560
Attributable to noncontrolling interests			(53)			(382)
Attributable to Graham Holdings Company Stockholders			56,685			214,178
Adjustments:
Restructuring and non-operating separation incentive program charges	—	—	—	7,181	2,657	4,524
Reduction to operating expenses in connection with the broadcast spectrum repacking	(1,814)	(399)	(1,415)	—	—	—
Settlement gain related to bulk lump sum pension offering and curtailment gain related to postretirement healthcare benefit plan	(30,298)	(8,120)	(22,178)	—	—	—
Net losses on marketable equity securities	44,148	10,596	33,552	—	—	—
Non-operating loss, net, from cost method investments and guarantor lease obligations	10,333	2,669	7,664	—	—	—
Foreign currency loss	1,639	393	1,246	3,298	1,220	2,078
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act	—	—	—	—	177,532	(177,532)
Net Income, adjusted (non-GAAP)			$75,554			$43,248

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$10.61			$38.52
Adjustments:
Restructuring and non-operating separation incentive program charges			—			0.81
Reduction to operating expenses in connection with the broadcast spectrum repacking			(0.26)			—
Settlement gain related to bulk lump sum pension offering and curtailment gain related to postretirement healthcare benefit plan			(4.11)			—
Net losses on marketable equity securities			6.28			—
Non-operating loss, net, from cost method investments and guarantor lease obligations			1.43			—
Foreign currency loss			0.23			0.37
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act			—			(31.93)
Diluted income per common share, adjusted (non-GAAP)			$14.18			$7.77

The adjusted diluted per share amounts may not compute due to rounding.

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	Twelve Months Ended December 31
	2018			2017
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$323,508	$52,100	$271,408	$182,789	$(119,700)	$302,489
Attributable to noncontrolling interests			(202)			(445)
Attributable to Graham Holdings Company Stockholders			$271,206			$302,044
Adjustments:
Restructuring and non-operating separation incentive program charges	—	—	—	9,958	3,684	6,274
Goodwill and other long-lived asset impairment charges	7,909	2,099	5,810	9,224	3,413	5,811
Reduction to operating expenses in connection with the broadcast spectrum repacking	(3,881)	(854)	(3,027)	—	—	—
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest	6,169	—	6,169	—	—	—
Debt extinguishment costs	11,378	2,731	8,647	—	—	—
Settlement gain related to bulk lump sum pension offering and curtailment gain related to postretirement healthcare benefit plan	(30,298)	(8,120)	(22,178)	—	—	—
Net losses on marketable equity securities	15,843	3,236	12,607	—	—	—
Non-operating gain, net, from cost and equity method investments and related to sales of land and businesses, including guarantor lease obligations	(6,705)	(995)	(5,710)	—	—	—
Gain on Kaplan University Transaction	(4,315)	(2,472)	(1,843)	—	—	—
Foreign currency loss (gain)	3,844	923	2,921	(3,310)	(1,225)	(2,085)
Nonrecurring deferred state tax benefit related to the release of valuation allowances	—	17,783	(17,783)	—	—	—
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act	—	—	—	—	177,532	(177,532)
Tax benefit related to stock compensation	—	1,810	(1,810)	—	5,933	(5,933)
Net Income, adjusted (non-GAAP)			$255,009			$128,579

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$50.20			$53.89
Adjustments:
Restructuring and non-operating separation incentive program charges			—			1.12
Goodwill and other long-lived asset impairment charges			1.08			1.03
Reduction to operating expenses in connection with the broadcast spectrum repacking			(0.55)			—
Interest expense related to the settlement of a mandatorily redeemable noncontrolling interest			1.14			—
Debt extinguishment costs			1.60			—
Settlement gain related to bulk lump sum pension offering and curtailment gain related to postretirement healthcare benefit plan			(4.11)			—
Net losses on marketable equity securities			2.33			—
Non-operating gain, net, from cost and equity method investments and related to sales of land and businesses, including guarantor lease obligations			(1.03)			—
Gain on Kaplan University Transaction			(0.33)			—
Foreign currency loss (gain)			0.54			(0.37)
Nonrecurring deferred state tax benefit related to the release of valuation allowances			(3.31)			—
Net deferred tax benefits related to the enactment of the Tax Cuts and Jobs Act			—			(31.68)
Tax benefit related to stock compensation			(0.33)			(1.06)
Diluted income per common share, adjusted (non-GAAP)			$47.23			$22.93

The adjusted diluted per share amounts may not compute due to rounding.

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